Exhibit 99.1

MGT Reports 2014 Second Quarter Results

DraftDay.com Powers Sequential Gross Margin Growth of 430% on Record Revenues

Harrison, NY (August 14, 2014) – MGT Capital Investments, Inc. (NYSE MKT: MGT) today reported financial results and operational developments for the fiscal second quarter ended June 30, 2014. Developments during the quarter and recent weeks subsequent to quarter end are as follows:

•	Acquired www.DraftDay.com and MGT has become the number 3 participant (based on player activity, guaranteed contest sizes, and similar metrics) in the rapidly growing daily fantasy sports industry.
•	Officially launched www.mgtplay.com, a proprietary real money skill-based gaming website.
•	Strategically decided to focus resources and litigation efforts against Aruze Gaming in patent assertion efforts and have dismissed lawsuits against WMS Gaming Inc. In addition, MGT and WMS filed a joint motion to terminate the Inter Partes Review (IPR) with the United States Patent Trial and Appeal Board.
•	MGT Sports formally launched the white label version of its daily fantasy sports platform with www.VegasInsider.com.
•	MGT Sports launched the online informational portal, www.FantasySportsLive.com, which provides leading news, podcasts, video, strategy and commentary for the daily fantasy sports industry.

Robert Ladd, MGT’s Chief Executive Officer commented, “Through careful acquisitions and development, we have transformed MGT into a leading skill based gaming company; as we continue to execute, we are confident that shareholders will benefit greatly.”

“Q2 was highlighted by our acquisition of DraftDay.com. We anticipate major increases in user growth and player activity on our websites fueled by the upcoming professional football season, mobile app launch and our white–label partnerships,” Ladd stated.

Financial Results

For the second quarter ended June 30, 2014, total revenue was $320,000, as compared to $67,000 for the same period last year. Gross margin totaled $153,000 (48% of revenue) up from $47,000 in the second quarter of 2013. Operating expenses decreased by approximately 47% to $1.7 million from $3.1 million for the same period in 2013. The decrease is primarily due to lower stock–based compensation expense, professional fees and corporate governance related costs. Operating loss was $1.5 million during the second quarter, compared to a loss of $3.1 million in the same period of 2013.

For the six months ended June 30, 2014, total revenue was $405,000, as compared with $153,000 for the same period in 2013. Gross margin totaled $189,000 up from $70,000 in the second quarter of 2013. Operating expenses decreased by approximately 30% to $3 million from $4.3 million for the first half of 2013. The operating loss for the first six months of 2014 was $2.8 million as compared with $4.2 million loss for the same period last year.

Cash and cash equivalents as of June 30, 2014 were $2.4 million. During the quarter, net cash used in operating activities was $1.0 million (exclusive of changes in player funds), as compared to $1.1 million in the comparable period of 2013. The company expects cash utilization to be significantly lower for the remainder of 2014, due to the positive contribution from gross margin of MGT Sports.

About MGT Capital Investments, Inc.

MGT Capital and its subsidiaries operate social and real money gaming sites online and in the mobile space, including ownership of the 3rd largest daily fantasy sports wagering platform, www.DraftDay.com. The Company also offers games of skill through www.MGTplay.com and social casino games with SlotChamp™, and has created an online portal for fantasy sports news and commentary, www.FantasySportsLive.com. In addition, the Company owns intellectual property relating to slot machines and has asserted its claims via patent infringement lawsuits.

Forward-looking Statements

This press release contains forward-looking statements. The words or phrases “would be,” “will allow,” “intends to,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” or similar expressions are intended to identify “forward-looking statements.” MGT’s financial and operational results reflected above should not be construed by any means as representative of the current or future value of its common stock. All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the Company’s plans, beliefs, estimates and expectations. These statements are based on current estimates and projections, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. These risks and uncertainties include issues related to: rapidly changing technology and evolving standards in the industries in which the Company and its subsidiaries operate; the ability to obtain sufficient funding to continue operations, maintain adequate cash flow, profitably exploit new business, license and sign new agreements; the unpredictable nature of consumer preferences; and other factors set forth in the Company’s most recently filed annual report and registration statement. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof. Readers should carefully review the risks and uncertainties described in other documents that the Company files from time to time with the U.S. Securities and Exchange Commission.

Company Contact

MGT Capital Investments, Inc.

Robert Traversa, Chief Financial Officer

914-630-7431

rtraversa@mgtci.com

MGT CAPITAL INVESTMENTS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per–share amounts)

	June 30,	December 31,
	2014	2013
	(Unaudited)
Assets:
Current assets:
Cash and cash equivalents	$2,425	$4,642
Accounts receivable	46	43
Prepaid expenses and other current assets	182	132
Total current assets	2,653	4,817

Non–current assets:
Restricted cash	138	140
Property and equipment, at cost, net	48	45
Intangible assets, net	2,913	2,423
Goodwill	6,444	6,444
Other non–current assets	4	4
Total assets	$12,200	$13,873

Liabilities:
Current liabilities:
Accounts payable	$435	$228
Accrued expenses	86	94
Player deposit liability	788	647
Other payables	36	16
Total current liabilities	1,345	985

Total liabilities	1,345	985

Commitments and contingencies:
Redeemable convertible preferred stock – Temporary equity:
Preferred stock, series A convertible preferred, $0.001 par value; 1,416,160 and 1,416,160 shares authorized at June 30, 2014 and December 31, 2013, respectively; 9,699 and 9,413 shares issued and outstanding at June 30, 2014 and December 31, 2013, respectively	–	–
Stockholders’ equity/(deficit):
Undesignated preferred stock, $0.001 par value; 8,583,840 and 8,583,840 shares authorized at June 30, 2014 and December 31, 2013, respectively. No shares authorized, issued and outstanding at June 30, 2014 and December 31, 2013 respectively	–	–
Common Stock, $0.001 par value; 75,000,000 shares authorized; 9,361,453 and 8,848,686 shares issued and outstanding at June 30, 2014 and December 31, 2013, respectively	9	9
Additional paid–in capital	305,935	304,886
Accumulated other comprehensive loss	(281)	(281)
Accumulated deficit	(296,346)	(293,833)
Total stockholders’ equity	9,317	10,781
Non–controlling interests	1,538	2,107
Total equity	10,855	12,888

Total stockholders’ equity, liabilities and non–controlling interest	$12,200	$13,873

MGT CAPITAL INVESTMENTS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per–share amounts)
(Unaudited)

	Three months ended June 30,
	2014	2013
Revenues:
Software and devices	$37	$27
Services – Consulting	–	22
Gaming	276	18
Other	7	–
	320	67
Cost of revenues:
Gaming	167	20
	167	20

Gross margin	153	47

Operating expenses:
General and administrative	1,536	3,078
Sales and marketing	91	66
Research and development	53	–
	1,680	3,144

Operating loss	(1,527)	(3,097)

Other non–operating income:
Interest and other income	2	3
Gain on sale of medical imagine patents	–	750
Change in fair value of warrants	–	(4,326)
	2	(3,573)

Net loss before income taxes and non–controlling interest	(1,525)	(6,670)

Income tax (expense) / benefit	1	–

Net loss before non–controlling interest	(1,524)	(6,670)

Net loss attributable to non–controlling interest	133	91

Net loss attributable to MGT Capital Investments, Inc.	$(1,391)	$(6,579)

Less:
Quarterly dividend on Preferred Series A Stock	–	(7)
Net loss applicable to Common shareholders	$(1,391)	$(6,586)

Per–share data:
Basic and diluted loss per share	$(0.15)	$(1.38)

Weighted average number of common shares outstanding	9,057,867	4,766,904

MGT CAPITAL INVESTMENTS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per–share amounts)
(Unaudited)

	Six months ended June 30,
	2014	2013
Revenues:
Software and devices	$80	$38
Services – Consulting	–	97
Gaming	318	18
Other	7	–
	405	153
Cost of revenues:
Services – Consulting	–	63
Gaming	216	20
	216	83

Gross margin	189	70

Operating expenses:
General and administrative	2,800	4,239
Sales and marketing	108	66
Research and development	113	–
	3,021	4,305

Operating loss	(2,832)	(4,235)

Other non–operating income:
Interest and other income	5	27
Gain on sale of medical imagine patents	–	750
Change in fair value of warrants	–	(2,204)
	5	(1,427)

Net loss before income taxes and non–controlling interest	(2,827)	(5,662)

Income tax benefit / (expense)	11	(3)

Net loss before non–controlling interest	(2,816)	(5,665)

Net loss attributable to non–controlling interest	303	147

Net loss income attributable to MGT	$(2,513)	$(5,518)

Less:
Quarterly dividend on Series A Preferred Stock	–	(68)
Net loss applicable to Common shareholders	$(2,513)	$(5,586)

Per–share data:
Basic and diluted loss per share	$(0.28)	$(1.02)

Weighted average number of common shares outstanding	8,921,935	5,472,423